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                                  INSTRUCTIONS
                          TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF

                                KELLOGG COMPANY
                                 IN RESPECT OF
                               EXCHANGE OFFER FOR
                             5.50% NOTES DUE 2003,
                             6.00% NOTES DUE 2006,
                            6.60% NOTES DUE 2011 AND
                           7.45% DEBENTURES DUE 2031

          Pursuant to the Prospectus dated                     , 2001

     To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

     The undersigned hereby acknowledges receipt of the Prospectus, dated
          , 2001 (the "Prospectus") of Kellogg Company, a Delaware corporation (the "Issuer"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuer's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 5.50% Notes due 2003, 6.00% Notes due 2006, 6.60% Notes due 2011 or 7.45% Debentures due 2031 (the "Outstanding Securities") held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Securities held by you for the account of the undersigned is (fill in amount):

     $__________ of the Issuer's 5.50% Notes due 2003

     $__________ of the Issuer's 6.00% Notes due 2006

     $__________ of the Issuer's 6.60% Notes due 2011

     $__________ of the Issuer's 7.45% Debentures due 2031

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     [ ] TO TENDER the following Outstanding Securities held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING SECURITIES TO BE TENDERED, IF ANY):

     $__________ of the Issuer's 5.50% Notes due 2003

     $__________ of the Issuer's 6.00% Notes due 2006

     $__________ of the Issuer's 6.60% Notes due 2011

     $__________ of the Issuer's 7.45% Debentures due 2031

     [ ] NOT TO TENDER any Outstanding Securities held by you for the account of the undersigned.
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     If the undersigned instructs you to tender the Outstanding Securities held by you for the account of the undersigned, it is understood that you are authorized:

     (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (FILL IN STATE), (ii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the New Securities, (iii) the New Securities to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s), (iv) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Securities, (v) except as otherwise disclosed in writing herewith, neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, (vi) that the undersigned is not a broker- dealer tendering securities directly acquired from the Issuer for its own account, and (vii) the undersigned and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer with the intention or for the purpose of distributing the New Securities must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), in connection with a secondary resale of the New Securities acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission (the "Commission") set forth in the no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer";

     (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

     (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Outstanding Securities.

                                   SIGN HERE
Name of beneficial owner(s):
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Signature(s):
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Name (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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